SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 11, 2003

Alcan Inc.
(Exact name of Registrant as specified in its charter)
Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

ITEM 5. Other Events

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 5. Other Events

Alcan Inc.'s (the "Company", "we", "us" and "our") Management's Discussion and Analysis of Financial Condition and Results of Operations in our 2002 Annual Report, which is incorporated by reference in our Form 10-K for the fiscal year ended December 31, 2002, as amended by our Amendment to Report on Form 10-K/A dated September 11, 2003 (the "Amended Form 10-K"), includes certain financial measures that do not have uniform definitions and whose titles do not describe how they are calculated. These financial measures are effective average interest rate, free cash flow, and debt as a percent of invested capital.

The following explanations and tables present, for each such financial measure, a clear description of its calculation and a reconciliation to figures reported in our GAAP financial statements and certain supplemental information concerning each measure that are in response to recent rules adopted by the Securities and Exchange Commission regarding non-GAAP financial measures. The table at page 7 presents certain information concerning our stock-based compensation plans that supplements the information in note 20 of the Company's consolidated financial statements.

Reconciliation of the calculation of effective average interest rate

The reconciliation below explains the derivation of the Company's effective average interest rate disclosed in the Company's Amended Form 10-K. The Company believes that information about the effective average interest rate paid by the Company may be a useful supplement to the information about interest expense included in the Company's consolidated financial statements because it represents the average cost of debt for the period in question. The measure may facilitate the comparison and evaluation of the cost-effectiveness of the Company's debt portfolio with that of other companies and market benchmarks. The effective average interest rate is equal to the ratio of interest expense to debt. Interest expense is total interest expense before the deduction of capitalized interest and excluding interest charges not relating to debt. Debt is equal to the average of total debt (that is, short-term borrowings, debt maturing within one year, debt not maturing within one year and debt of operations held for sale) for the quarterly period reported and for the prior four quarters. Management believes that a five quarter average result provides a more accurate representation of the average debt balance outstanding for the entire period.

Effective Average Interest Rate
In millions of US$, except where indicated

2002
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2001	2002	2002	2002	2002
Short-term borrowings	553	408	396	384	381
Debt maturing within one year	652	516	678	612	295
Debt not maturing within one year	2,884	3,005	3,037	3,042	3,186
Debt of operations held for sale	2	2	2	2	5
Total	4,091	3,931	4,113	4,040	3,867

Average 5 Quarters	4,008

Interest expense	202
Interest expense - discontinued operations	1
Capitalized interest	1
Less: Interest charges not relating to debt	(4)
	200

Effective average interest rate	5.0%

2001
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2000	2001	2001	2001	2001
Short-term borrowings	1,078	1,277	748	913	553
Debt maturing within one year	333	60	57	81	652
Debt not maturing within one year	3,195	3,638	3,909	3,787	2,884
Debt of operations held for sale	2	1	1	1	2
Total	4,608	4,976	4,715	4,782	4,091

Average 5 Quarters	4,634

Interest expense	252
Interest expense - discontinued operations	2
Capitalized interest	30
Less: Interest charges not relating to debt	(1)
	283

Effective average interest rate	6.1%

2000
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	1999	2000	2000	2000	2000
Short-term borrowings	167	159	586	355	1,078
Debt maturing within one year	311	322	232	204	333
Debt not maturing within one year	1,011	877	803	1,394	3,195
Debt of operations held for sale	-	-	-	-	2
Total	1,489	1,358	1,621	1,953	4,608

Average 5 Quarters	2,206

Interest expense	78
Interest expense - discontinued operations	-
Capitalized interest	81
Less: Interest charges not relating to debt	(3)
	156

Effective average interest rate	7.1%

Reconciliation of the calculation of free cash flow

The table below reconciles the Company's free cash flow information, as disclosed in the Company's Amended Form 10-K, to its consolidated statement of cash flows. The term does not have a uniform definition. As a result, the Company's measure of free cash flow may not be comparable to other issuers' measures of free cash flow. The Company defines free cash flow as the amount equal to cash from operating activities net of uses of that cash for dividends and investments in property, plant and equipment. The Company believes that free cash flow is a useful supplemental measure as it presents the cash available to the Company for financing and business acquisition activities.

In millions of US$

	Year Ended
	2002	2001	2000	1999	1998

Cash from operating activities	1,614	1,387	1,066	1,182	739
Dividends
Alcan shareholders (including preference)	(197)	(200)	(155)	(140)	(146)
Minority interests	(6)	(2)	(2)	(8)	(2)
Additions to Property, plant and equipment	(711)	(1,091)	(1,482)	(1,169)	(805)
Additions to Property, plant and equipment
- discontinued operations	(17)	(19)	(9)	-	-
Free Cash Flow	683	75	(582)	(135)	(214)

Reconciliation of the calculation of debt as a percent of invested capital

This reconciliation is presented to explain our calculation of debt as a percent of invested capital disclosed in the Company's Amended Form 10-K. Debt as a percent of invested capital does not have a uniform definition. Because other issuers may calculate debt as a percent of invested capital differently, our calculation may not be comparable to other issuers' calculations. The reconciliations of borrowings, equity and invested capital in the table below are presented to explain our calculation. The figure is calculated by dividing borrowings into total invested capital. Total invested capital is equal to the sum of borrowings and equity. Borrowings is the sum of the amounts for short-term borrowings, debt maturing within one year, debt not maturing within one year and debt of operations held for sale. Equity is the sum of the amounts for common shareholders' equity, redeemable non-retractable preference shares and minority interests. Minority interests, which represent the equity in the Company's consolidated subsidiaries that is owned by third parties, are included in equity as the Company believes that, for purposes of calculating debt as a percent of invested capital, minority interests have characteristics that are more similar to equity than to debt. Minority interests do not have characteristics such as fixed payment terms or interest terms that are associated with debt. The full amount of debt of consolidated subsidiaries is included in borrowings and accordingly, equity, for purposes of calculating debt as a percent of invested capital, includes both the Company's equity in consolidated subsidiaries and the minority interest shareholders' equity in the Company's consolidated subsidiaries. The Company believes that debt as a percent of invested capital can be a useful supplemental measure of the Company's financial leverage because it indicates the extent to which it is financed by debtholders. The measure is widely used to assess the relative amounts of capital put at risk by debtholders and equity investors.

In millions of US$, except where indicated December 31	2002	2001	2000	1999	1998

Borrowings
Short-term borrowings	381	553	1,078	167	86
Debt maturing within one year	295	652	333	311	166
Debt not maturing within one year	3,186	2,884	3,195	1,011	1,537
Debt of operations held for sale	5	2	2	-	-
Borrowings	3,867	4,091	4,608	1,489	1,789

Equity
Common shareholders' equity	8,465	8,610	8,849	5,371	5,359
Redeemable non-retractable preference shares	160	160	160	160	160
Minority interests	150	132	244	207	110

Equity	8,775	8,902	9,253	5,738	5,629

Total invested capital	12,642	12,993	13,861	7,227	7,418

Debt as a percent of invested capital (%)	31%	32%	33%	21%	24%

Set forth below is supplemental information concerning our equity compensation plans (all of which have been approved by shareholders) as of December 31, 2002.

Equity Compensation Plan Information
(a)	(b)	(c)
Number of Common shares to be issued upon exercise of outstanding options (in thousands)	Weighted average exercise price of outstanding options	Number of Common shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands)
8,687	CAN$ 46.08	6,722

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits
(99)	Cautionary statement for purposes of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.
By	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: September 11, 2003

EXHIBIT INDEX

Exhibit Number	Description

(99)	Cautionary statement for purposes of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.